Exhibit 4



       SECOND SUPPLEMENTAL INDENTURE, dated as of March 10, 2005, between The Bank of New York Company, Inc., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), having its principal offices at One Wall Street, New York, New York 10286, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a banking corporation organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                       RECITALS OF THE COMPANY

            The Company has heretofore duly executed and delivered to the Trustee an Indenture, dated as of July 18, 1991, as supplemented by the First Supplemental Indenture dated as of May 1, 2003 (as so supplemented, the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (the "Securities"), to be issued in one or more series.

            The Company intends to issue $600,000,000 principal amount of its Floating Rate Extendible Notes (the "Notes") under the Indenture. The Notes are subject to exchange into subseries of substitute notes in certain circumstances as set forth in the forms of Notes (collectively, such subseries of substitute notes, the "Short-Term Notes").

            Section 901(6) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

            Section 901(4) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in global form.

            All things necessary to make this Second Supplemental
Indenture a valid agreement of the Company, and a valid supplement to the Indenture, have been done.

            NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, solely for the benefit of the Holders of the Notes, as follows:

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                              ARTICLE ONE

                       Definitions and Other Provisions
                            of General Application

SECTION 1.01.     Definitions.
                  -----------

            As used in this Second Supplemental Indenture, the following terms shall have the meanings given to them below in this
Section 1.01:

            "Agent Member" means any member of, or participant in, the Depository.

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Note, to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

            "DTC" means The Depository Trust Company, a New York corporation.

            "Global Note" means a Note that is registered in the Security Register in the name of a Depository or a nominee thereof.

            "Notes" means the Floating Rate Extendible Notes and shall be deemed to include in this Second Supplemental Indenture the terms included and set forth in the forms of Notes attached as Schedule I and II hereto.

            "Securities Act Legend" means the following:

            "THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THE
NOTES, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO
A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE

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"PLACEMENT AGENTS"), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE
SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO A QIB, OR (3) TO A QIB IN
A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN
MINIMUM AMOUNTS OF $100,000. "

            "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 306 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

            All other capitalized terms used in this Second
Supplemental Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

                              ARTICLE TWO

                               Note Form

SECTION 2.01.     Form Generally.
                  --------------

           (a) Each Note and the Trustee's certificate of authentication therefor shall be in substantially the form, and have the terms, set forth in Schedule I hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture (as amended and supplemented by this Second Supplemental Indenture), including the Securities Act Legend (until such time as it may be removed as permitted by applicable law), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Note, as evidenced by their execution of such Note.

            Each Short-Term Note and the Trustee's certificate of authentication therefor shall be in substantially the form, and have the terms, set forth in Schedule II hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture (as amended and supplemented by this Second Supplemental Indenture), including the Securities Act Legend (until such time as it may be removed as permitted by applicable law), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Short-Term Note, as evidenced by their execution of such Short-Term Note.

            Upon their original issuance, the Notes shall be issued in the form of one or more Global Notes without interest coupons registered in the name of DTC, as

Depository, or its nominee and deposited with the Trustee (or any party acceptable to the Company, DTC and the Trustee), as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct) in accordance with the rules thereof.

                              ARTICLE THREE

                                The Notes

SECTION 3.01.     Global Notes.
                  ------------

           (a) If any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Security Registrar for exchange or cancellation as provided in Section 305 of the Indenture. If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any other Global Note, including in exchange for Short-Term Notes, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in Section 305 of the Indenture or
(ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Security Registrar, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, unless otherwise provided in the Indenture (as amended and supplemented by this Second Supplemental Indenture), authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the written order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the eighth paragraph of Section 305 of the Indenture, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

           (b) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof.

           (c) The Depository or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Second Supplemental Indenture, the Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or its Agent Members.

            The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

            This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[SEAL]                              THE BANK OF NEW YORK COMPANY,
                                    INC.

                                    By    /s/ Thomas A. Renyi
                                    --------------------------------
                                       Name: Thomas A. Renyi
                                       Title: Chairman and Chief
                                         Executive Officer

Attest:

/s/ Patricia A. Bicket

--------------------

[SEAL]                              DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS, as Trustee

                                    By      /s/ Yana Kalachikova

                                    --------------------------------
                                     Name: Yana Kalachikova
                                     Title: Associate

Attest:

/s/ Dorothy Robinson

--------------------





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                                                            SCHEDULE I














































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                                                            SCHEDULE II